Exhibit 4.11

FIRST AMENDMENT

This First Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated October 24, 1997 (“10/24/97 UCENSE AGREEMENT”) between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts, 02139, USA and Cheung Laboratories, Inc.

WHEREAS, in 1997 Cheung Laboratories, Inc. was renamed Celsion Corporation, a Maryland Corporation having its principal office at 10220-I Old Columbia Road, Columbia, MD 21046-1705; and

WHEREAS, Celsion Corporation and M.I.T. wish to modify the provisions of the 10/24/97 LICENSE AGREEMENT.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree to modify the 10/24/97 LICENSE AGREEMENT as follows:

1. Delete and replace Section 1.5 with the following:

On the EFFECTIVE DATE, “EXCLUSIVE FIELDS OF USE “shall mean FIELD OF USE ONE and FIELD OF USE TWO. This definition may be modified according to paragraphs 3.6 and 3.7.

2. Delete Sections 1.7 and 1.8 and replace Section 1.7 with the following: “FIELD OF USE TWO” shall mean all other medical applications.

3. Delete and replace Section 1.13 with the following:

“LICENSEE” shall mean Celsion Corporation and shall include a related company of Celsion Corporation, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by Celsion Corporation.

4. In Section 1.15, delete “4.1 (h), (i) or (j)” and replace with “4.1(d), 4.1(e)(i) and 4.1(e)(iii).”

5. In Sections 2.1 and 2.2, delete the words “FIELD OF USE ONE, FIELD OF USE TWO, and FIELD OF USE THREE” and replace with “FIELD OF USE ONE and FIELD OF USE TWO”.

6. In Section 2.3(b), delete “twelve (12) years” and replace with “eighteen (18) years”.

7. Delete and replace Section 3.3 with the following:

3.3 (a) In addition, pertaining to FIELD OF USE ONE, LICENSEE shall adhere to the following milestones:

(i) as soon as possible, but in all events on or before July 1, 2004, LICENSEE shall make application to the FDA for PMA approval to commercial sale of a LICENSED PRODUCT and/or the commercial use of a LICENSED PROCESS and/or commercial performance of a LICENSED SERVICE in FIELD OF USE ONE; and

(ii) as soon as possible, but in all events on or before June 1, 2005, LICENSEE shall make a first commercial sale of a LICENSED PRODUCT and/or a first commercial use of a LICENSED PROCESS and/or a first commercial performance of a LICENSED SERVICE in FIELD OF USE ONE.

(b) Pertaining to FIELD OF USE TWO, LICENSEE shall adhere to the following milestones:

(i) as soon as possible, but in all events on or before June 1, 2004, LICENSEE shall apply for FDA approval of an IDE for a LICENSED PRODUCT in FIELD OF USE TWO;

(ii) as soon as possible, but in all events on or before June 1, 2007, LICENSEE shall make application to the FDA for PMA approval to commercial sale of a LICENSED PRODUCT and/or the commercial use of a LICENSED PROCESS and/or commercial performance of a LICENSED SERVICE in FIELD OF USE TWO; and

(iii) as soon as possible, but in all events on or before June 1, 2008, LICENSEE shall make a first commercial sale of a LICENSED PRODUCT and/or a first commercial use of a LICENSED PROCESS and/or a first commercial performance of a LICENSED SERVICE in FIELD OF USE TWO.

8. Delete and replace Section 3.4 with the following:

UCENSEE and its SUBUCENSEES shall make NET SALES according to the following schedule:

2005	$100,000
2006	$300,000
2007	$600,000
2008 and each year thereafter	$1,000,000

9. Delete Section 3.8.

10. Delete and replace Section 4.1 with the following:

4.1 Consideration for Grant of Rights.

(a) License Maintenance Fees. LICENSEE shall pay to M.I.T. license maintenance fees in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this agreement shall be terminated:

January 1, 1998	$10,000
January 1, 1999	$10,000
January 1, 2000	$25,000
January 1, 2001	$25,000
January 1, 2002	$25,000
January 1, 2003	$25,000
January 1, 2004	$25,000
January 1, 2005	$25,000
January 1, 2006	$50,000
and each January 1 of every year thereafter	$50,000

This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on

NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c) Running Royalties. LICENSEE shall pay to M.I.T. a running royalty on NET SALES in the amount of:

(i) five percent (5%), if the LICENSED PRODUCTS, LICENSED PROCESSES or LICENSED SERVICES are either made or leased or sold in a country in which there is a valid, issued claim under the PATENT RIGHTS; and

(ii) three percent (3%), if the LICENSED PRODUCTS, LICENSED PROCESSES or LICENSED SERVICES are neither made nor leased nor sold in a country in which there is a valid, issued claim under the PATENT RIGHTS, but which utilize the COPYRIGIIT and/or practice or run the PROGRAM, as described in APPENDIX C.

(d) Sharing of Sublicense Income. LICENSEE shall pay M.I.T. a total of thirty two and a half percent (32.5%) of payments that LICENSEE receives from SUBLICENSEES in consideration of the sublicense of the rights granted LICENSEE under Section 2, excluding running royalties on NET SALES of SUBLICENSEES.

(e) Sharing of Other Income. LICENSEE shall pay M.I.T. a total of ten percent (10%) of:

(i) OTHER REVENUE;

(ii) MILESTONE PAYMENTS; and

(iii) payments that LICENSEE receives from MEDICAL SERVICE PROVIDERS in consideration for a fully paid up license and/or authorization to practice LICENSED PROCESSES and perform LICENSED SERVICES, excluding running royalties on NET SALES of MEDICAL SERVICE PROVIDERS.

11. In Section 5.2, delete paragraphs (e), (f), (g), (h), (i) and (j) and replace with the following:

e. Royalties due under paragraphs 4.1(c), (d) and (e); and

f. Names and addresses of all SUBLICENSEES and of all authorized MEDICAL SERVICE PROVIDERS.

12. In Section 6.3 (a), delete the phrase “paragraphs 4.l(a), (b), and (c).” and replace with “paragraph 4.l(a).”

13. In Section 6.3(b), delete the phrase “paragraphs 4.1 (d), (e) and (f).” and replace with “under paragraph 4.1(c).”

14. Delete and replace Section 11 with the following:

This Agreement is personal to LICENSEE and no rights or obligations may be assigned by LICENSEE without the prior written consent of M.I.T., except that LICENSEE may assign its rights and obligations under this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided. however, that this Agreement shall immediately terminate if the proposed assignee fails to agree in writing to be bound by the terms and conditions of this Agreement on or before the effective date of the assignment.

15. Delete and replace APPENDIX A with the following:

APPENDIX A

PATENT RIGHTS ON APRIL 1, 2002

UNITED STATES PATENT RIGHTS

M.I.T. Case No 5493L

U.S. Patent No. 5,251,645, Issued October 12, 1993, Entitled “Adaptive Nulling Hyperthermia Array.”

M.I.T. Case No. 5672L

U.S. Patent No. 5,441,532, Issued August 15, 1995, Entitled “Adaptive Focusing And Nulling Hyperthermia Annular And Monopole Phased Array Applicators.”

M.I.T. Case No.6512L

U.S. Patent No. 5,540,737, Issued July 30, 1996, Entitled “Minimally Invasive Monopole Phased Array Hyperthermia Applicators For Treating Breast Carcinomas.”

M.I.T. Case No. 7615L

U.S. Patent No. 5,810,888, Issued September 22, 1998, Entitled “Thermodynamic Adaptive Phased Array System For Activating Thermosensitive Liposomes In Targeted Drug Delivery.”

FOREIGN PATENT RIGHTS

M.I.T. Case No. 6512L

WO Patent Application Serial No. US94/13564, Filed November 22, 1994, Entitled “Minimally Invasive Monopole Phased Array Hyperthermia Applicators For Treating Breast Carcinomas”. Dormant

CA Patent No. 2177280, Issued November 21,2000, Entitled “Minimally Invasive Monopole Phased Array Hyperthermia Applicators For Treating Breast Carcinomas.”

EP Patent No. 0731721, Issued September 10, 1997, Entitled “Minimally Invasive Monopole Phased Array Hyperthermia Applicators For Treating Breast Carcinomas.” GB Patent No. 0731721, Issued September 10, 1997, Entitled “Minimally Invasive Monopole Phased Array Hyperthermia Applicators For Treating Breast Carcinomas.”

DE Patent No.0731721, Issued September 10, 1997, Entitled “Minimally Invasive Monopole Phased Array Hyperthermia Applicators For Treating Breast Carcinomas.”

HK Patent Application Serial No. 98101911.7, Filed November 22, 1994, Entitled “Minimally Invasive Monopole Phased Array Hyperthermia Applicators For Treating Breast Carcinomas.”

M.I.T. Case No. 7615L

CA Patent Application Serial No. 2294196, Filed June 25, 1998, Entitled “Thermodynamic Adaptive Phased Array System For Activating Thermosensitive Liposomes In Targeted Drug Delivery.”

EP Patent Application Serial No. 98930502.4, Filed June 25, 1998, Entitled “Thermodynamic Adaptive Phased Array System For Activating Thermosensitive Liposomes In Targeted Drug Delivery.”

CN Patent Application Serial No. 98808511.9, Filed June 25, 1998, Entitled “Thermodynamic Adaptive Phased Array System For Activating Thermosensitive Liposomes In Targeted Drug Delivery.”

JP Patent Application Serial No. 11-505720, Filed June 25, 1998, Entitled “Thermodynamic Adaptive Phased Array System For Activating Thermosensitive Liposomes In Targeted Drug Delivery.”

14. APPENDIX B shall be deleted and replaced with the following:

APPENDIX B

Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:

For M.I.T.Case No. 6512L: Canada, United Kingdom, Germany and Hong Kong

M.I.T. Case No. 7615L: Canada, China, Japan, Europe

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized representatives.

The Effective Date of this First Amendment is May 23, 2002.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		CELSION CORPORATION

By:	/s/ Lita Nelson	By:	/s/ Anthony P. Deasey
Name:	Lita L. Nelson	Name:	Anthony P. Deasey
Title:	Director, Technology Licensing Office	Title:	Executive Vice President, Finance and Administration